

SAFECO CORPORATION AND SUBSIDIARIES                                                                                             F-14
Computation of Ratio of Earnings to Fixed Charges                                                                         Exhibit 12
Year Ended December 31
-----------------------------------------------------------------------------------------------------------------------------------
(In Millions, except ratios)
                                                                       SAFECO CORPORATION AND SUBSIDIARIES
                                                                       (Ratio of Earnings to Fixed Charges
                                                                   Excluding Distributions on Capital Securities)

                                                             1999         1998          1997          1996          1995
                                                           -------      -------       -------       -------       -------
Earnings:
        Income Before Income Taxes and
             Distributions on Capital Securities           $ 332.3      $ 462.8       $ 572.6       $ 578.5       $ 513.8

        Total Fixed Charges Below                            150.4        168.1         109.3          76.3          89.7
        Less Interest Capitalized                               --         (0.5)         (2.0)         (0.1)         (0.3)
        Less Undistributed Loss from
             Unconsolidated Subsidiary                          --           --            --           0.9           1.0
                                                           -------      -------       -------       -------       -------
                Total Earnings                             $ 482.7      $ 630.4       $ 679.9       $ 655.6       $ 604.2
                                                           =======      =======       =======       =======       =======
Fixed Charges:
        Interest                                           $ 141.0      $ 159.5       $ 101.8       $  72.4       $  85.4
        Interest Capitalized                                    --          0.5           2.0           0.1           0.3
        Interest Portion of Rental Expense                     8.3          6.7           4.8           3.3           3.2
        Amortization of Deferred Debt Expense                  1.1          1.4           0.7           0.5           0.8
                                                           -------      -------       -------       -------       -------
            Total Fixed Charges                            $ 150.4      $ 168.1       $ 109.3       $  76.3       $  89.7
                                                           =======      =======       =======       =======       =======

Ratio of Earnings to Fixed Charges
        Excluding Distributions on Capital Securities          3.2          3.8           6.2           8.6           6.7
                                                           =======      =======       =======       =======       =======




                                                                  SAFECO CORPORATION AND SUBSIDIARIES
                                                                  (Ratio of Earnings to Fixed Charges
                                                                and Distributions on Capital Securities)

                                                       1999         1998          1997          1996          1995
                                                     -------      -------       -------       -------       -------
Earnings:
        Income Before Income Taxes                   $ 263.3      $ 393.7       $ 549.8       $ 578.5       $ 513.8
        Total Fixed Charges Below                      219.4        237.2         132.1          76.3          89.7
        Less Interest Capitalized                         --         (0.5)         (2.0)         (0.1)         (0.3)
        Less Undistributed Loss from
             Unconsolidated Subsidiary                    --           --            --           0.9           1.0
                                                     -------      -------       -------       -------       -------
                Total Earnings                       $ 482.7      $ 630.4       $ 679.9       $ 655.6       $ 604.2
                                                     =======      =======       =======       =======       =======
Fixed Charges:
        Interest                                     $ 141.0      $ 159.5       $ 101.8       $  72.4       $  85.4
        Distributions on Capital Securities             69.0         69.1          22.8            --            --
        Interest Capitalized                              --          0.5           2.0           0.1           0.3
        Interest Portion of Rental Expense               8.3          6.7           4.8           3.3           3.2
        Amortization of Deferred Debt Expense            1.1          1.4           0.7           0.5           0.8
                                                     -------      -------       -------       -------       -------
            Total Fixed Charges                      $ 219.4      $ 237.2       $ 132.1       $  76.3       $  89.7
                                                     =======      =======       =======       =======       =======

Ratio of Earnings to Fixed Charges
        and Distributions on Capital Securities          2.2          2.7           5.1           8.6           6.7
                                                     =======      =======       =======       =======       =======



                                                                     SAFECO CREDIT

                                                 1999         1998         1997         1996         1995
                                                -------      -------      -------      -------      -------

Earnings:
        Income Before Income Taxes              $  22.6      $  22.7      $  21.5      $  19.1      $  13.3
        Total Fixed Charges Below                  74.7         67.1         56.4         47.5         41.9
                                                -------      -------      -------      -------      -------
                Total Earnings                  $  97.3      $  89.8      $  77.9      $  66.6      $  55.2
                                                =======      =======      =======      =======      =======

Fixed Charges:
        Interest                                $  74.6      $  67.0      $  56.3      $  47.4      $  41.8
        Interest Portion of Rental Expense          0.1          0.1          0.1          0.1          0.1
                                                -------      -------      -------      -------      -------
            Total Fixed Charges                 $  74.7      $  67.1      $  56.4      $  47.5      $  41.9
                                                =======      =======      =======      =======      =======

        Ratio of Earnings to Fixed Charges          1.3          1.3          1.4          1.4          1.3
                                                =======      =======      =======      =======      =======